UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

___________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Paychex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Paychex, Inc.’s Board of Directors Encourages Stockholders to Vote FOR the Company’s Advisory Vote to Approve Named Executive Officer Compensation

Institutional Shareholder Services Inc. now recommends vote FOR Named Executive Officers’ Compensation Proposal

September 29, 2022

Dear Paychex Stockholder,

Thank you for your investment in Paychex, Inc. (“we”, “our”, or the “Company”). On September 27, 2022, we filed supplemental proxy material outlining the proxy advisory firms’ recommendations and our response to Institutional Shareholder Services Inc.'s (“ISS”) recommendation to vote against our named executive officers’ compensation proposal (the “Say-on-Pay proposal”).

Subsequent to our filing, ISS issued a proxy alert to update their vote recommendation. ISS now recommends a vote FOR the Say-on-Pay proposal.

We appreciate your continued support.

THE BOARD OF DIRECTORS STRONGLY ENCOURAGES YOU TO VOTE “FOR” PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.